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                                                                       EXHIBIT 8

                            Form of Tax Opinion of
                       Venable, Baetjer and Howard, LLP

                                _________, 2000


Mercantile Bankshares Corporation
Mercantile Bank & Trust Building
Two Hopkins Plaza
P.O. Box 1477
Baltimore, Maryland 21203


Union National Bancorp, Inc.
117 East Main Street
Westminster, Maryland  21157


                    Re: Merger of Union National Bancorp, Inc. with and into Mercantile Bankshares Corporation and the Merger of The Union National Bank of Westminster with and into Westminster Bank and Trust Company of Carroll County
                         -------------------------------------------------------


Dear Ladies and Gentlemen:

          We have acted as counsel to Mercantile Bankshares Corporation, a Maryland corporation ("Mercantile"), in connection with (i) the proposed merger (the "Holding Company Merger") of Union National Bancorp, Inc., a Maryland corporation ("Union"), with and into Mercantile, and (ii) the proposed merger (the "Bank Merger") of The Union National Bank of Westminster, a national banking association and wholly-owned affiliate of Union ("Union National Bank"), with and into Westminster Bank and Trust Company of Carroll County, a Maryland bank and wholly-owned affiliate of Mercantile ("Westminster Bank") (collectively the "Mergers"). The Mergers will be effected as statutory mergers under applicable state law pursuant to an Agreement and Plan of Affiliation and Merger dated January 20, 2000, by and among Mercantile, Union, Westminster Bank and Union National Bank (the "Affiliation Agreement"). Capitalized terms used herein without definition have the respective meaning assigned to such terms in the Affiliation Agreement.

          In our capacity as counsel to Mercantile, our opinion has been requested with respect to certain of the U.S. federal income tax consequences of the Mergers. In rendering our opinion, we have examined (i) the Affiliation Agreement, (ii) the Registration Statement on Form S-4 (the "Registration Statement") and the Prospectus and Proxy Statement included therein that was filed with the Securities and Exchange
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Mercantile Bankshares Corporation
___________________, 2000
Page 2


Commission, (iii) the Officer Certificate of Mercantile and the Officer Certificate of Union (the "Officer Certificates"), and (iv) such other documents, instruments and information as we have deemed appropriate ((i)-(iv) collectively constituting the "Documents").

          In rendering this opinion, we have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the authenticity of any Document submitted to us as an original, (iii) the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such documents,
(iv) that each natural person executing any such instrument, document, or agreement is legally competent to do so, and (v) the accuracy of the facts set forth in the Registration Statement and the representations contained in the Affiliation Agreement and the Officer Certificates.

          We have referred solely to the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder, current administrative rulings, procedures and published positions of the Internal Revenue Service (the "IRS") (collectively, the "Tax Laws"), all of which are subject to change, either prospectively or retroactively, at any time. No assurance can be provided as to the effect of any such change upon our conclusions reached herein. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

          On the basis of and subject to the foregoing, we are of the opinion that:

          1. The Holding Company Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and Mercantile and Union will each qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

          2. The Bank Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(1)(D) of the Code, and Westminster Bank and Union will each qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

          3. No gain or loss will be recognized by either Mercantile or Union as a result of the Holding Company Merger and no gain or loss will be recognized by either Westminster Bank or Union National Bank as a result of the Bank Merger.
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Mercantile Bankshares Corporation
___________________, 2000
Page 3


          4. No gain or loss will be recognized by the Union stockholders who receive solely shares of Mercantile common stock in exchange for their Union stock in the Holding Company Merger and no gain or loss will be recognized by Mercantile by virtue of its becoming the sole stockholder of Union National Bank in the Bank Merger.

          5. The basis of the common stock received by a Union stockholder in the Holding Company Merger will equal the basis of the Union stock surrendered in exchange for such common stock decreased by the amount of any cash received by the Union stockholder and increased by the amount of gain recognized (if any) by the Union stockholder.

          6. The basis of the common stock received or deemed received by Mercantile in the Bank Merger will equal the basis of the Union National Bank stock surrendered in exchange for such common stock decreased by the amount of any cash received by Mercantile and increased by the amount of gain recognized (if any) by Mercantile.

          7. Provided that a Union stockholder holds his or her Union stock as a capital asset as of the effective date of the Holding Company Merger, the holding period of the common stock received by the Union stockholders in the Holding Company Merger will include the holding period of the Union stock surrendered in exchange for such common stock.

          8. Provided that Mercantile holds its Union National Bank stock as a capital asset as of the effective date of the Bank Merger, the holding period of the common stock received or deemed received by Mercantile in the Bank Merger will include the holding period of the Union National Bank stock surrendered in exchange for such common stock.

          9. The payment of cash to a Union stockholder in lieu of a fractional share interest in common stock will be treated as received by such holder as a distribution in redemption of such fractional share interest. The Union stockholder will realize gain or loss calculated based on the difference between the amount of cash received by the stockholder and the basis of such fractional shares. If the Union stockholder holds the stock surrendered as a capital asset as of the effective date of the Holding Company Merger, any gain or loss resulting to such former Union stockholder from such redemption will qualify as capital gain or loss.
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Mercantile Bankshares Corporation
___________________, 2000
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          10.  In the case of any Union stockholder who exercises his or her appraisal rights under the applicable provisions of the Maryland General Corporation Law and receives solely cash in exchange for his or her Union stock, such cash will be treated as being received by such stockholder as a distribution in redemption of his or her Union stock. Gain or loss will be realized and calculated based on the difference between the amount of cash received by any such Union stockholder and the basis in the Union stock exchanged therefor. If the Union stockholder holds the Union stock as a capital asset as of the date of such exchange, any gain or loss resulting to such stockholder from such redemption will qualify as capital gain or loss.

          Our opinions regarding the tax consequences of the Mergers are limited solely to the U.S. federal income tax consequences of the Mergers set forth in this opinion and are provided for the benefit of Mercantile and Union. Others may not rely upon the opinions without our consent.

          The conclusions, predictions, statements and analysis presented herein and in the Prospectus and Proxy Statement are not binding upon the IRS, and this opinion should not be construed as a guarantee that the IRS will not differ with the conclusions, predictions, statements and analysis presented herein and in the Registration Statement, or raise other questions or issues upon audit, or that such action taken by the IRS will not be judicially sustained.

          We consent to the reference to Venable, Baetjer and Howard, LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and the Prospectus and Proxy Statement included therein, and in such other documents as may be required to be filed under regulations promulgated by the Securities and Exchange Commission, or the State of Maryland, and to the filing of this opinion as an exhibit in any of the aforementioned documents as may be required by applicable law or regulation. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                         Very truly yours,